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                             [GRANT THORNTON LOGO]


                                                                    EXHIBIT 23.3



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our reports dated October 25, 2002, on the consolidated financial statements of Heritage Propane Partners, L.P. as of August 31, 2002 and 2001, and for the two years in the period ended August 31, 2002, and on the financial statements of Bi-State Propane as of August 31, 2002, and for the year then ended, and on the consolidated balance sheet of U.S. Propane, L.P. as of August 31, 2002, included in the Annual Report of Heritage Propane Partners, L.P. on Form 10-K for the year ended August 31, 2002. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Heritage Propane Partners, L.P. on Form S-4 (File No. 333-40407), and on Form S-3 (File No. 333-86057).


                                           /s/ GRANT THORNTON LLP


Tulsa, Oklahoma
November 26, 2002